    As filed with the Securities and Exchange Commission on August 13, 1998

                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                   ---------

                             CADE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                Wisconsin                               39-1371038
       (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)               Identification No.)
            2365 Woodlake Drive, Suite 120, Okemos, Michigan  48864
              (Address of Principal Executive Offices) (Zip Code)

                                   ---------

            Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan
                   Cade Industries, Inc. 1997 Incentive Plan
                   Cade Industries, Inc. 1996 Incentive Plan
 Cade Industries, Inc. 1997 Nonstatutory Stock Option Grant for the benefit of
                                 John Sandford
                           (Full title of the plans)

                                   ---------

           Richard A. Lund                            Copy to:
               President                      Conrad G. Goodkind, Esq.
     2365 Woodlake Drive, Suite 120               QUARLES & BRADY
         Okemos, Michigan  48864              411 East Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202
                    (Name and address of agent for service)

                                   ---------

                                (517) 347-1333
         (Telephone number, including area code, of agent for service)

                                   ---------

                                                CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                             Proposed
                                                                         Proposed             maximum
  Title of securities to be registered(3)       Amount to be         maximum offering        aggregate         Amount of
                                               registered(1)         price per share     offering price(2)  registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share          2,177,901                  (2)              $5,611,633          $1,655
============================================================================================================================

     (1) Includes 100,000 shares being registered for issuance pursuant to the exercise of options to be granted under the 1997 Nonstatutory Stock Option Grant, 35,107 shares already issued under the 1996 Incentive Plans being registered for resale by means of the Reoffer Prospectus filed herewith, 42,794 shares being registered for issuance pursuant to the 1997 Incentive Plans being registered for resale by means of the Reoffer Prospectus filed herewith, and 2,000,000 shares registered for issuance pursuant to the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan. The Reoffer Prospectus was prepared in accordance with the requirements of Part I of Form S-3.
     (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), based upon (i) the aggregate exercise price for the 100,000 shares underlying the 1997 Nonstatutory Stock Option Grant at $1.375 per share, and (ii) $1.31 per share, which is the per share offering price of the 35,107 shares to be issued under the 1997 Incentive Plan, and (iii) $1.125 per share for the 42,794 shares issued under the 1996 Incentive Plan, and (iv) $2.69 per share for the 2,000,000 shares to be issued pursuant to the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan which is the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on August 11, 1998, as reported in the Wall Street Journal.
     (3) The above securities provide for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the issuer's Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by reason of any such adjustment.
================================================================================

REOFFER
PROSPECTUS
                             CADE INDUSTRIES, INC.

                                 Common Stock
                               ($.001 Par Value)

                                 77,901 Shares


     This Prospectus relates to the reoffer of shares of the Common Stock of Cade Industries, Inc. (the "Company") received by persons who may be deemed to be affiliates of the Company as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and by persons who have acquired shares of Common Stock which may be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, whether or not affiliates (collectively, the "Selling Stockholders"), pursuant to the Cade Industries, Inc. 1996 and 1997 Incentive Plans (the "Incentive Plans"). All or a portion of the shares covered by this Prospectus may be offered for sale, from time to time, by or for the accounts of Selling Stockholders, on the Nasdaq Stock Market or otherwise, at prices and terms then obtainable. As of July 27, 1998, the Common Stock was last quoted on Nasdaq/NMS at $3-3/32. The Company will not receive any of the proceeds from the sale of the shares sold by or for the accounts of the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders. See "Plan of Distribution".

                            ________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                            ________________________

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state in which it is unlawful to make such an offer or solicitation.

                The date of this Prospectus is August 12, 1998

                               TABLE OF CONTENTS

             Available Information............................  1
             Incorporation of Certain Documents by Reference..  1
             The Company......................................  2
             Use of Proceeds..................................  4
             Selling Stockholders.............................  4
             Plan of Distribution.............................  5
             Indemnification..................................  5
             Interest of Named Experts and Counsel............  6


                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy or other information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048; copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission; the address of such site is http://www.sec.gov. This Prospectus omits certain information contained in the registration statement on Form S-8 (the "Registration Statement") which the Company has filed with the Commission under the Securities Act and to which reference is hereby made for further information with respect to the Company and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Prospectus:
(i) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997, containing audited financial statements of the Company for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 and June 30, 1998, respectively; and (iii) Item 1 of the Company's Registration Statement on Form 8-A dated June 11, 1984 filed pursuant to Section 12(g) of the 1934 Act, as amended by Form 8 dated November 15, 1990, relating to the description of the Company's securities.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person (including any beneficial owner) to whom this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents which are incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the text of such document). Requests should be directed to the Company's principal executive offices as follows: Sheryl A. Mull, Shareholder Relations; Cade Industries, Inc., 2365 Woodlake Drive, Suite 120, Okemos, Michigan 48864; telephone (517) 347-1333.

                                  THE COMPANY

General

     Cade Industries, Inc. (the "Company" or "Cade") conducts its operations primarily through four operating subsidiaries, Auto-Air Composites, Inc. ("Auto-Air"), Cade Composites, Inc. ("CCI"), H.A.C. Corporation ("HAC") and Central Engineering Company ("CENCO").

     Cade was incorporated in 1981 and initially was engaged in precision machining of cast parts for the aircraft industry through its former Precision Machining Division located in Marinette, Wisconsin, which was sold in June 1989. The Company acquired Auto-Air in 1984 and acquired the business that now is conducted by CCI in 1988. On November 30, 1994, the Company acquired Pollux Corporation which, through its wholly-owned HAC subsidiary, manufactures and overhauls bonded structures and composite parts for military and commercial aircraft. On October 31, 1997, the Company acquired CENCO and its subsidiaries which manufacture engine test facilities and associated ground support equipment. The Company has included the operations of CENCO in its consolidated financial statements since October 31, 1997.


Products

     Cade engages worldwide in the design, manufacture and repair and overhaul of high technology composite components and engine test facilities for the aerospace, air transport, and specialty industries. The Company is a global leader in the manufacture of jet engine test facilities and related ground support equipment. Composite materials are physical combinations of two or more constituents. One of the materials, typically a fiber or particle such as epoxy glass, graphite, polyamide glass or epoxy kevlar, is placed or dispersed within the other constituent, called the matrix. The composite material formed by the combination of constituents must have attributes which are superior to either one of the constituent materials. Composite materials may be classified as structural or non-structural, depending upon their application. These materials are molded and cured at high temperatures under pressure or vacuum. The high strength and low weight of composite materials makes them especially well suited for aerospace and other complex applications where weight is a critical factor.

     Cade's primary products include molded and bonded composite jet engine components consisting of engine inlets, acoustical liners, fairings, auxiliary power unit enclosures and engine cases ("Gas Turbine Products"); metal fabricated and bonded composite airframe components consisting of various control surface products, access doors, wing tips and interior structures ("Airframe Products"); the repair and overhaul of commercial and military airframe components, commercial gas turbine engine components and flight nacelle structures ("Repair and Overhaul Services"); and test nacelle, engine test facilities, data acquisition systems, and related equipment used in the ground testing and overhaul of commercial jet engines and related ground support equipment ("Test Equipment"). These products are sold worldwide through the Company's internal sales force and independent sales representatives to major engine equipment manufacturers, airlines and overhaul facilities. For 1997, 1996 and 1995, sales of Gas Turbine Products, Airframe Products, Repair and Overhaul Services and Test Equipment as a percentage of total sales were as follows:

                                  Percentage of Total Net Sales
                                  -----------------------------
                                     Year Ended December 31,
                                  -----------------------------
                                  1997        1996         1995
                                  ----        ----         ----
Gas Turbine Products              32.1%       29.4%        25.7%

Airframe Products                 21.8%       20.9%        24.8%

Repair and Overhaul Services      22.3%       27.2%        24.2%

Test Equipment                    23.7%       19.2%        20.7%
                                  ----        ----         ----
     Total                        99.9%       96.7%        95.4%
                                  ====        ====         ====

     Through Auto-Air and HAC, Cade operates repair stations under Federal Aviation Administration ("FAA") licenses. The repair stations are authorized to repair and overhaul certain gas turbine engine products and other components, sheet metal and composite flight control surfaces, skin panels, bonded honeycomb panels, cargo doors and engine cowls. In addition to FAA certification, Auto-Air and HAC have also been certified by the European Joint Airworthiness Authority ("JAA") to repair specific aircraft parts on certain types of aircraft subject to JAA jurisdiction. Although some nations require approval from their own aviation authorities before Auto-Air and HAC are authorized to repair parts on aircraft subject to their jurisdiction, FAA and JAA certification enable Auto-Air and HAC to repair parts on aircraft subject to the jurisdiction of most foreign countries. Auto-Air and HAC have also received repair approval from the Civil Aviation Authority of China. Auto-Air has recently been certified as meeting ISO 9000 quality standards.


Raw Materials

     The principal raw materials used in Cade's manufacturing processes consist of epoxy glass, polyamide glass, epoxy kevlar, graphite BMI and aluminum honeycomb. Although none of these materials currently is in short supply, the Company continues to experience increased order lead times in certain cases, which management attributes primarily to the increased overall demand for such material. These raw materials are purchased from multiple suppliers located in the United States and, in many cases, under long-term contracts. Alternative international sources are also available, but currently are not generally used as sources. Certain customers require that purchases be made from one or more approved suppliers or that the Company certify the material specifications in its in-house laboratories. Cade has never experienced a shortage of raw materials as a result of such supplier or material specifications restrictions.


Patents and Trademarks

     Cade currently holds no material patents or registered trademarks, trade names or similar intellectual property, although the Company has received certain patents in the area of high temperature composites applications and anticipates seeking patent protection in the future as appropriate to preserve proprietary developments. The Company believes that the nature of its business presently does not require the development of patentable products or registered trade names or trademarks to maintain or increase market position.


Marketing and Competition

     The Company's products are marketed primarily through its internal sales force and independent sales representatives. The majority of Cade's sales are made through individual purchase orders, as well as long-term agreements, which are cancelable by customers, subject to cancellation charges to cover certain manufacturing costs and related expenses. In addition, approximately 14% of Cade's total net sales, directly and indirectly, during fiscal 1997 was attributable to government contracts which are subject to termination or renegotiation at the option of the U.S. Government. Historically, terminations and renegotiations of government contracts have not materially impacted the

Company's earnings.

     During the fiscal years ended December 31, 1997, 1996 and 1995, sales to the Pratt & Whitney unit of United Technologies Corporation ("Pratt & Whitney") accounted for approximately 25%, 25% and 20% of total net sales, respectively, and sales to Boeing/McDonnell Douglas accounted for approximately 11%, 6%, and 5% of total sales, respectively. For the fiscal years ended December 31, 1997, 1996 and 1995, the Company's export sales as a percentage of total net sales were 22%, 17% and 23%, respectively.

     Cade competes in its manufacturing operations primarily on the basis of its design capability, precise quality standards, prompt delivery and price. Management believes that certain of the Company's competitors have adequate expertise in the use of composites to meet customers' quality standards and, as to such competitors, Cade competes primarily on the basis of quality, innovative design, cost effectiveness, and delivery. Some of the Company's manufacturing competitors, including customer-affiliated manufacturing units, are larger and have substantially greater resources than Cade. Efforts by the industry's original equipment manufacturers ("OEMs") to reduce the number of their suppliers have led to a consolidation among suppliers. The Company believes that it will benefit from the consolidation and from increased OEM outsourcing.

     Cade believes its Auto-Air subsidiary is one of only two manufacturers licensed by engine manufacturers to design and build test nacelle and related ground support equipment for large commercial jet engines and that its CENCO subsidiary is the only manufacturer licensed by engine manufacturers to build complete turnkey facilities for the testing and certification of gas turbine engines and one of three manufacturers for data acquisition systems. In addition, Cade believes it is one of only a limited number of suppliers for certain composite jet engine and air frame components whose manufacturing processes have been approved by the relevant engine manufacturer or other prime contractor. Such approval certifies that the Company has been audited by the prime contractor and meets or exceeds such contractor's process, quality control and material specifications.

     Cade competes in its repair and overhaul operations primarily on the basis of its expertise and ability to provide short turn times within the industry's stringent quality specifications and customers' pricing requirements. The Company's competitors for repair and overhaul services include substantially all commercial airlines and many large and small independent suppliers, many of which are larger and have substantially greater resources than Cade. The market for composite engine and airframe component overhaul and repair is fragmented with many small participants and several large, independent participants, with the major domestic competitors being the NORDAM Group, Aerocell Structures, Inc., Pemco Nacelle Services, Inc. and Aviation Equipment, Inc.


Employees

     Cade has approximately 600 employees, of which 55 are employed in design and design-related services; 380 are employed in manufacturing, repair and quality control; and 165 are employed in administration (management, sales and clerical). Approximately 21% of these employees are represented by a union.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of shares by or for the account of the Selling Stockholders. Any such proceeds will inure to the benefit of the Selling Stockholders.


                             SELLING STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding employees of the Company who may from time to time severally sell shares hereunder which were acquired pursuant to either Incentive Plan, including (i) the amount of outstanding shares of Common Stock owned by each through both Plans or otherwise as of July 1, 1998 (including securities which may be acquired by options currently exercisable or exercisable within 60 days);
(ii) the number of shares acquired pursuant to the Incentive Plan registered for potential resale hereunder, and (iii) the number of shares each would have owned as of July 1, 1998 if all shares registered for resale hereunder were sold.

                                                                                                            Shares
                                                                          Shares             Shares       Benefically
                                                                    Beneficially Owned   Registered for    Owned If
                                                                    as of July 1, 1998     Potential      All Shares
                                                                  ----------------------     Resale       Registered
    Name                   Positions Held with the Company           Number      Percent   Hereunder       Were Sold     Percent
    ----                   -------------------------------        ------------   ------- --------------    ---------     -------
John W. Sandford         Chairman of the Board and Former Chief        172,444       *           2,444       170,000        *
                         Executive Officer

Richard A. Lund          President and Chief Executive Officer;        300,131      1.3%        21,131       279,000        1.2%
                         Member of the Strategic Planning Committee;
                         Chief Executive Officer of Auto-Air
                         (subsidiary of the Company)

Edward B. Stephens       Vice President, Treasurer, Assistant          158,228       *          16,128       142,100        *
                         Secretary and Chief Financial Officer;
                         Member of the Strategic Planning Committee

Robert C. Spring         President of Cade Composites, Inc.             57,939       *          13,812        44,127        *
                         (subsidiary of the Company)

John A. Haran            President of HAC Corp. (subsidiary            281,228       *          16,447       264,781        *
                         of the Company)

John F. Scanlon          President of Auto-Air, Inc.                   179,275       *           7,939       171,33l        *
                         (subsidiary of the Company)                                            ------

                                                                                                77,901
                                                                                                ======
*Less than 1%


                             PLAN OF DISTRIBUTION

     The Common Stock offered pursuant to this Prospectus may be sold from time to time directly by the several Selling Stockholders or may be sold to or through underwriters, dealers or agents, as long as the Registration Statement remains effective. Such sales may be effectuated by the several Selling Stockholders or for their account at any time or from time to time, so long as the Registration Statement remains effective, in transactions that may take place on the Nasdaq Stock Market (including brokers' transactions), in privately negotiated transactions or through sales to one or more broker-dealers for resale of such Common Stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Stockholders in connection with such sales. The Company will not pay for any expenses, fees, commissions or discounts of underwriters, dealers or agents, which will be paid by the Selling Stockholders. Such brokers or dealers and any other participating brokers or dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     At the time of the filing of this Prospectus, the Company did not satisfy the registrant requirements for use of Form S-3 under the Securities Act. Therefore, the amount of securities to be reoffered or resold by means of this Prospectus, by each person and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three-month period, the amount specified in Rule 144(e).


                                INDEMNIFICATION

     Cade is incorporated under the Wisconsin Business Corporation Law ("WBCL").

     Under Section 180.0581(1) of the WBCL, Cade is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Cade. In all other cases, Cade is required by Section 180.0581(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Cade, unless it is determined that he or she breached or failed to perform a duty owed to Cade and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Cade or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Cade's Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0581 referred to above.

     Article VIII of Cade's Bylaws provides that directors and officers shall be indemnified against liability, in both derivative and nonderivative proceedings, which they may incur in their capacities as such, subject to certain determinations that the applicable standards of conduct have been met.

     Under Section 180.0833 of the WBCL, directors of Cade against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.


                     INTEREST OF NAMED EXPERTS AND COUNSEL

     The legality of the original issuance shares of Common Stock registered hereunder was passed on for the registrant by Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, counsel to the registrant. Conrad
G. Goodkind, a partner in Quarles & Brady, is a director and secretary of the registrant. Certain Quarles & Brady attorneys participating in the representation of the registrant own or have the right to acquire shares of the registrant's Common Stock.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Annual Report of Cade Industries, Inc. (the "Company" or "Cade") on Form 10-K for the year ended December 31, 1997, filed pursuant to
          Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 and June 30, 1998, filed pursuant to Section 13(a) of the 1934 Act;

     (c) Item 1 of the Company's Registration Statement on Form 8-A dated June 11, 1984, filed pursuant to Section 12(g) of the 1934 Act, as amended by Form 8 dated November 15, 1990, relating to the description of the Company's securities.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


Item 4.  Description of Securities.
----------------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     The legality of the original issuance shares of Common Stock registered hereunder was passed on for the registrant by Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, counsel to the registrant. Conrad
G. Goodkind, a partner in Quarles & Brady, is a director and secretary of the registrant. Certain Quarles & Brady attorneys participating in the representation of the registrant own or have the right to acquire shares of the registrant's Common Stock.


Item 6.  Indemnification of Officers and Directors.
--------------------------------------------------

     Cade is incorporated under the Wisconsin Business Corporation Law ("WBCL").

     Under Section 180.0581(1) of the WBCL, Cade is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Cade. In all other cases, Cade is required by Section 180.0581(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Cade, unless it is determined that he or she breached or failed to perform a duty owed to Cade and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Cade or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;
(ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section
180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Cade's Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0581 referred to above.

     Article VIII of Cade's Bylaws provides that directors and officers shall be indemnified against liability, in both derivative and nonderivative proceedings, which they may incur in their capacities as such, subject to certain determinations that the applicable standards of conduct have been met.

     Under Section 180.0833 of the WBCL, directors of Cade against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.


Item 7.  Exemption from the Registration Claimed.
------------------------------------------------

     Shares of the Registrant's Common Stock to be reoffered and resold pursuant to this Registration Statement were original issuance shares delivered to officers of the Company who were participants in the Plans listed herein. The issuance of such shares was exempt from registration pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended.


Item 8.  Exhibits.
-----------------

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.


Item 9.  Undertakings.
---------------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Reference is made to the indemnification provisions referred to in
Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Meridian, Ingham County, State of Michigan, on August 12, 1998.


                                   CADE INDUSTRIES, INC.



                                   By /s/ Richard A. Lund
                                      ---------------------
                                        Richard A. Lund
                                        President and
                                        Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Lund and Conrad G. Goodkind, or either of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                   Date
---------                            -----                   ----

/s/ Molly F. Cade         Director                      August 12, 1998
------------------------                                ---------------
Molly F. Cade

/s/ Conrad G. Goodkind    Director                      August 12, 1998
------------------------                                ---------------
Conrad G. Goodkind

/s/ William T. Gross      Director                      August 12, 1998
------------------------                                ---------------
William T. Gross

/s/ Richard A. Lund       President, Chief              August 12, 1998
------------------------  Executive Officer             ---------------
Richard A. Lund           and Director (principal
                          executive officer)


/s/ Joseph R. O'Gorman    Director                      August 12, 1998
------------------------                                ---------------
Joseph R. O'Gorman

/s/ Terrell L. Ruhlman    Director                      August 12, 1998
------------------------                                ---------------
Terrell L. Ruhlman

/s/ John W. Sandford      Chairman of the Board         August 12, 1998
------------------------                                ---------------
John W. Sandford

/s/ Edward B. Stephens    Vice President, Treasurer     August 12, 1998
------------------------  and Chief Financial Officer   ---------------
Edward B. Stephens        (Principal Financial and
                          Accounting Officer)


                             CADE INDUSTRIES, INC.

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT


Exhibit                                                   Incorporated Herein                   Filed
Number              Description                              By Reference To                   Herewith
-------             -----------                              ---------------                   --------
4.1      Articles of Incorporation, as amended     Exhibit 4.1 to the Registrant's Form S-8
                                                   Registration Statement dated November 10,
                                                   1990, Registration No. 33-37911

4.2      Bylaws of the Registrant, as amended      Exhibit 3.2 to Registrant's Annual Report
                                                   on Form 10-K for the year ended December
                                                   31, 1992
5.1      Opinion of Quarles & Brady                                                                    X

23.1     Consent of Deloitte & Touche LLP                                                              X

23.3     Consent of Quarles & Brady                                                             Contained in
                                                                                                opinion filed
                                                                                                as Exhibit 5.1

24.1     Powers of Attorney                                                                     Signatures
                                                                                                page to this
                                                                                                Registration
                                                                                                Statement